Exhibit 10.30
SEACOAST NATIONAL BANK
2007 KEY MANAGEMENT INCENTIVE PLAN
KEY MANAGER I
OBJECTIVE
To motivate and reward outstanding performance while reinforcing and supporting the bank’s strategic plans and financial goals.
PLAN TYPE
Target attainment with pool funding. Payouts are annual.
PLAN ADMINISTRATOR
Chief Executive Officer (CEO), Seacoast National Bank.
PLAN FUNDING
The plan will be funded when specific corporate performance thresholds have been attained. No partial funding will be made for performance below threshold. Plan funding will be significantly increased as higher levels of corporate performance are attained. Plan funding will be determined annually by the CEO and approved by the Board of Directors.

Performance	Threshold	Target	Target +
EPS	$.98	$1.09	$1.20
Funding %	50%	100%	150%
During the plan year corporate performance will be reviewed with the bank’s Executive Management Group, and based on quarterly EPS performance, the funding accrual may be adjusted:
PARTICIPANTS
Key Manager I (KM1) — Senior Executive Managers in grade 42 and 43.
PERFORMANCE MEASURES
Individual performance will be reviewed for incentive consideration using corporate performance goals (EPS) and individual MBO goals.

Group	Measure	Weight
KMI	Corp. Performance	50%
	Individual MBO’s	50%

		100%

Documentation of individual performance and recommendations for incentive payouts will be completed using the MBO portion (Specific Factors) of the performance appraisal.
PERFORMANCE PERIOD
January 1, 2007 to December 31, 2007
AWARD DETERMINATION
Pool Calculation:
Once the plan is funded, incentive pools will be established for each group based on a percentage of the annual salaries for eligible participants.
% of Total Base Salaries (KM1)

@ Threshold	@ Target	@ Target +

30.0%	60.0%	90.0%
At the discretion of the Plan Administrator and Board of Directors, should year-end performance results fall between the Target and Target+ annual performance goals, then plan funding will be interpolated between the Target and Target+ funding levels.
Pool Allocation:
Allocation of the incentive pool will be based on the individual degree of accomplishment (MBO results) with a smaller number of higher performers receiving the greater percentage of the pool.

Performance Level	Pool Allocation	Estimated Distribution
Outstanding Performers	50%	25%
Exceeds Stds Performers	35%	25%
Meets Stds Performers	15%	50%

	100%	100%
Individual Payouts:
Individual payouts are not to exceed stated maximums. Only those officers who have demonstrated outstanding performance on a consistent basis will be eligible for maximum payout consideration. Incentive payouts are intended to be meaningful. The minimum payout when threshold is attained for the KM1 group is 10% of base salary. Base salary for purposed of incentive calculations is defined as the annual salary at the time the payout calculation is made.

% of Base Salary (KM1)

@ Threshold		@ Target		@ Target +
Range	Maximum	Range	Maximum	Range	Maximum
10-30%	35%	20%-60%	70%	30-90%	100%
PAYOUTS
Payouts, less applicable taxes, will be made within 90 days after the plan year ends or as soon as practical.
PAYOUTS APPROVALS

KM1:	Allocation of the pool and individual award determinations will be recommended and approved by the CEO. Payouts to the CEO and President will be recommended and approved by the Board of Directors.
ELIGIBILITY
Participants must be employed with SNB at plan year end to be eligible for incentive payments.
Participants whose employment is terminated by either party prior to receipt of an incentive payment will not be eligible to receive an award (this includes terminations after plan year and prior to payout). Exceptions would include termination due to retirement, disability or death.
Participants hired during the year and serve a minimum of 3 months are eligible to participate eat the discretion of the Plan administrator. Payouts may be adjusted for prorated participation.
Participants who transfer into another position not eligible for incentives under this plan will forfeit their eligibility and will not be eligible for a prorated payout.
All eligibility and payout exceptions are approved by the Plan Administrator.
GENERAL PROVISIONS
Awards may be recommended only for those active participants within the incentive plan.
All allocated funds need not be distributed if the performance of individuals in the group does not warrant it.
Participants within this plan are not eligible to participate in any other incentive plan.
The Plan Administrator will serve as the final authority regarding all incentive awards.
The incentive plan is subject to being changed or discontinued at any time at the discretion of the Plan Administrator.

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